iRhythm® Technologies Announces Changes to Its Board of Directors
Karen Ling Appointed to the Board; Raymond Scott to Retire
SAN FRANCISCO, October 12, 2021 -- iRhythm Technologies, Inc. (NASDAQ: IRTC) (“iRhythm”), a leading digital healthcare solutions company focused on the advancement of cardiac care, today announced the appointment of Karen Ling, an experienced HR leader, to its Board of Directors effective November 1, 2021. Ms. Ling was appointed as a Class 1 Director. The company also announced the retirement of Raymond Scott from the Board, effective November 1, 2021. Mr. Scott joined the iRhythm Board in 2013.
“On behalf of the entire iRhythm team, I am pleased to welcome Karen to our Board of Directors,” said Quentin Blackford, iRhythm President and CEO. “Karen is a renowned HR leader in the healthcare and insurance industries and brings a wealth of experience and unique perspectives to iRhythm. Karen will play an important role in guiding iRhythm’s organizational goals and strategies as the business continues to scale on a global basis. We are looking forward to Karen’s contributions.”
“I am honored to join the iRhythm Board,” commented Ms. Ling on her appointment. “iRhythm is a special company that has proven its ability to innovate and deliver a highly valuable technology and service to patients and providers. I am looking forward to contributing my expertise and counsel as iRhythm continues to scale its operations and expand its market opportunities.”
On Mr. Scott’s departure from the Board, Abhi Talwalkar, Chairman of the iRhythm Board, commented, “We would like to thank Ray for his service over the past eight years. Ray’s expertise helped guide iRhythm through a period of tremendous growth and Ray’s contributions during this time were immense. We wish Ray all the best in his future endeavors.”
About Karen Ling
Ms. Ling recently retired from her role as Executive Vice President and Chief Human Resources Officer for American International Group, Inc. (“AIG”), a position she had held since July 2019. In this role, Ms. Ling oversaw all aspects of human capital management, including talent acquisition, training, development, compensation and benefits, and diversity, equity and inclusion. From 2014 until joining AIG, Ms. Ling served as Executive Vice President and Chief Human Resources Officer at Allergan plc., a pharmaceutical company. In this capacity, Ms. Ling developed and oversaw a global HR strategy during a period of transition that included successfully launching new company-wide HR and cultural initiatives. Previously Ms. Ling was Senior Vice President, Human Resources for Merck & Co., Inc.’s Global Human Health and Consumer Care businesses worldwide. Prior to Merck, she was Group Vice President, Global Compensation & Benefits at Schering-Plough. Ms. Ling also spent 14 years at Wyeth in various positions of increasing responsibility developing HR strategies for business units and working in Wyeth’s Labor & Employment Department. Prior to Wyeth, Ms. Ling practiced law in Boston, Massachusetts.
Ms. Ling holds a J.D. from Boston University School of Law and a B.A. in Economics from Yale University.
About iRhythm Technologies, Inc.
iRhythm is a leading digital health care company redefining the way cardiac arrhythmias are clinically diagnosed. The company combines wearable biosensor devices worn for up to 14 days and cloud-based data analytics with powerful proprietary algorithms that distill data from millions of heartbeats into clinically actionable information. The company believes improvements in arrhythmia detection and characterization have the potential to change clinical management of patients.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These statements include statements relating to growth expectations and personnel matters. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include risks described in the section entitled “Risk Factors” and elsewhere in our filings made with the Securities and Exchange Commission on Forms 10-K and 10-Q. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. iRhythm disclaims any obligation to update these forward-looking statements.
Investor Relations Contact
Leigh Salvo
(415) 937-5404
investors@irhythmtech.com

Media Contact
Morgan Mathis
(310) 528-6306
irhythm@highwirepr.com

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